Exhibit 99.1

For Release: 4:01 p.m. Eastern, May 18, 2012

Molycorp Prices $650 million of Senior Secured Notes

Greenwood Village, CO (May 18, 2012, 4:01 p.m. Eastern) — Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced the pricing of $650 million aggregate principal amount of 10.000% senior secured notes due 2020 in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The notes will be senior secured obligations of Molycorp and will be guaranteed by certain of Molycorp’s subsidiaries. The gross proceeds from the offering of the senior secured notes will be placed into escrow pending the consummation of the proposed acquisition by the Company of Neo Material Technologies Inc. (“Neo”). Following release of the gross proceeds from escrow, the Company intends to use a substantial portion of the net proceeds from the offering to fund a portion of the Company’s proposed acquisition of Neo, including related fees and expenses, and any remaining net proceeds would be used for general corporate purposes.

The senior secured notes and related note guarantees to be offered will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes or note guarantees and is issued in accordance Rule 135c under the Securities Act.

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For more information:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
Jim.Sims@Molycorp.com

Brian Blackman, +1 303-843-8067
Senior Manager, Investor Relations
Brian.Blackman@Molycorp.com

About Molycorp, Inc.

With offices in the U.S., Europe, and Japan, Molycorp, Inc. is one of the world’s leading rare earths and rare metals companies.  Fully integrated across the rare earth mine-to-magnets supply chain, it currently produces rare earth oxides at its flagship rare earth mine and processing facility at Mountain Pass, California, as well as rare earth metals, rare earth alloys, and the rare metals niobium and tantalum. Through its joint venture with Daido Steel and Mitsubishi

Corporation, Molycorp expects to begin manufacturing next-generation, sintered neodymium-iron-boron (NdFeB) permanent rare earth magnets in 2013.  The rare earths and rare metals that Molycorp produces are critical inputs in existing and emerging applications including: clean energy technologies, such as hybrid and electric vehicles and wind power turbines; multiple high-tech uses, including fiber optics, lasers and hard disk drives; numerous defense applications, such as guidance and control systems and global positioning systems; advanced water treatment technology for use in industrial, military and outdoor recreation applications; and other technologies.

Cautionary Note Regarding Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding Molycorp’s current expectations and beliefs as to the consummation of the offering of the senior secured notes and related note guarantees and uses of proceeds thereof, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. All information set forth in this release is as of May 18, 2012. Molycorp does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others, our ability to successfully complete the proposed offering and our ability to successfully complete the acquisition of Neo. Information about certain other potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included from time to time in our filings with the Securities and Exchange Commission, including Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011.